EXHIBIT 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES RECORD THIRD QUARTER RESULTS
•	Record Revenue and Adjusted EBITDA.

•	Record Adjusted EBITDA margins.

•	Internal revenue growth from price and volume for the quarter of 4.4%.
BURLINGTON, Ontario, October 30, 2007, PRNewswire-FirstCall — Waste Services, Inc. (Nasdaq: WSII) today announced financial results for the three months ended September 30, 2007. The quarter was highlighted by strong top line growth and continued margin expansion:
•	Revenue growth of 25.9% to $130.6 million compared to $103.7 million in 2006.

•	Internal revenue growth was 4.4%, made up of 4.1% price, 0.3% volume.

•	Acquisitions net of divestitures added $22.1 million of revenue or 21.3%, while the net expiration of municipal contracts accounted for a $2.9 million reduction or 2.8%.

•	Operating income and Adjusted EBITDA expanded to $9.9 million and $31.2 million with margins of 7.6% and 23.9%, respectively.
David Sutherland-Yoest, Waste Services Chairman and Chief Executive Officer, stated, “We are pleased with our record quarterly results as we continue to execute our strategic initiatives both domestically and in Canada. While certain economic conditions in the Florida housing market continue to be challenging, we are well positioned for earnings and revenue growth both in the U.S. and Canada. Our Canadian based operations continue to exceed expectations and we are well poised to finish the year strongly.”
The September 30, 2007 year-to-date results are highlighted by:
•	Revenue growth of 22.8% to $358.2 million compared to $291.7 million in 2006.

•	Internal revenue growth was 5.1%, made up of 5.0% price, 0.1% volume.

•	Acquisitions net of divestitures added $51.7 million of revenue or 17.7%, while the expiration of low margin municipal contracts net of new higher margin municipal contracts accounted for a $4.6 million reduction or 1.6%.

•	Operating income and Adjusted EBITDA expanded to $30.9 million and $81.3 million with margins improving to 8.6% and 22.7%, respectively.

Reconciliation of Non-GAAP Measures:
The following table reconciles the differences between net loss, as determined under US GAAP, and EBITDA from continuing operations, a non-GAAP financial measure (in thousands) (unaudited):

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Net loss from continuing operations	$(4,826)	$(8,133)	$(10,520)	$(37,138)
Income tax provision	4,474	4,045	10,618	8,386
Preferred stock dividends and amortization of issue costs	—	4,256	—	14,793
Interest expense	10,243	7,996	30,818	22,876
Depreciation, depletion and amortization	16,143	10,602	43,234	29,694

EBITDA from continuing operations (1)	$26,034	$18,766	$74,150	$38,611

The following table reconciles the differences between EBITDA and Adjusted EBITDA, as defined in our credit agreement, for the three and nine months ended September 30, 2007 and 2006 (in thousands) (unaudited):

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
EBITDA from continuing operations (1)	$26,034	$18,766	$74,150	$38,611
Adjustments to EBITDA from continuing operations (as defined per credit agreement):
Non-cash items (2)	1,949	1,254	2,713	10,518
Other excludable expenses (3)	3,252	2,002	4,477	5,332

Adjusted EBITDA from continuing operations (1)	$31,235	$22,022	$81,340	$54,461

(1)	EBITDA from continuing operations and EBITDA from continuing operations as defined in our credit agreement (“Adjusted EBITDA from continuing operations”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA from continuing operations and Adjusted EBITDA from continuing operations may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA from continuing operations, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA from continuing operations to measure our ability to service and/or incur additional indebtedness under our credit facilities. However, EBITDA from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2)	Non-cash adjustments primarily include impairment of deferred acquisition costs, stock-based compensation expense and gains and losses on foreign exchange and asset sales.

(3)	Other excludable expenses adjustments include professional fees for certain litigation, severance and other non-recurring costs.

We will host an investor and analyst conference call on Wednesday, October 31, 2007 at 8:30 a.m. (ET) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 866-761-0749 (US and Canada) or 617-614-2707 (International) and enter passcode number 49978114. To hear a web cast of the call over the Internet, access the Home page of our website at www.wasteservicesinc.com. A post-view of the call will be available until November 14, 2007 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 97716015. The web cast will also be available on our website.
Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2006. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
This release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The company’s securities may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements under applicable state and federal securities laws.
Waste Services, Inc., a Delaware corporation, is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is http://www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:
Edwin D. Johnson
Executive Vice President and Chief Financial Officer
Waste Services, Inc.
561-237-3400

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenue	$130,605	$103,739	$358,158	$291,703

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	85,346	70,312	235,478	201,373
Selling, general and administrative expense (exclusive of depreciation, depletion and amortization)	18,587	14,753	48,479	44,083
Deferred acquisition costs	—	—	—	5,612
Depreciation, depletion and amortization	16,143	10,602	43,234	29,694
Foreign exchange loss (gain) and other	638	(92)	51	2,024

Income from operations	9,891	8,164	30,916	8,917
Interest expense	10,243	7,996	30,818	22,876
Cumulative mandatorily redeemable preferred stock dividends and amortization of issue costs	—	4,256	—	14,793

Income (loss) from continuing operations before income taxes	(352)	(4,088)	98	(28,752)
Income tax provision	4,474	4,045	10,618	8,386

Net loss from continuing operations	(4,826)	(8,133)	(10,520)	(37,138)
Net loss from discontinued operations, net of tax of $0	—	(460)	(1,130)	(1,297)
Loss on sale of discontinued operations, net of tax of $0	(198)	—	(11,452)	—

Net loss	$(5,024)	$(8,593)	$(23,102)	$(38,435)

Basic and diluted loss per share:
Loss per share — continuing operations	$(0.11)	$(0.23)	$(0.23)	$(1.08)
Loss per share — discontinued operations	—	(0.01)	(0.27)	(0.03)

Basic and diluted loss per share	$(0.11)	$(0.24)	$(0.50)	$(1.11)

Weighted average common shares outstanding — basic and diluted	46,007	36,066	45,984	34,534

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED BALANCE SHEET AND CASH FLOW DATA
(In thousands)

	September 30,	December 31,
	2007	2006
Balance Sheet Data:
Cash	$15,998	$8,532
Current assets	$97,318	$71,119
Total assets	$938,042	$865,063
Current liabilities	$98,395	$86,358
Debt:
Senior secured credit facilities:
Revolver	$—	$—
Term loan	273,910	245,260
Senior subordinated notes	160,000	160,000
Other notes	10,827	4,828

Total debt	$444,737	$410,088
Shareholders’ equity	$349,230	$339,357

	Period Ended September 30,
	2007	2006
Cash Flow Data:
Cash flows provided by continuing operations	$45,786	$24,700
Cash flows used in investing activities for continuing operations	$(72,901)	$(61,980)
Cash flows from financing activities of continuing operations	$33,961	$28,608
Capital expenditures from continuing operations	$48,624	$37,007

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED INTERNAL GROWTH RATES AND COUNTRY DATA
(In thousands)

Waste Services, Inc.
Internal Revenue Growth
For The Quarter Ended September 30, 2007
(in thousands)

Total Revenue, September 30, 2006	$103,739
Impact on revenue from changes in:
Price	4,252	4.1%
Volume	327	0.3%
Acquisition / Disposition	22,100	21.3%
Gain / Loss of Contracts	(2,933)	-2.8%
Other	(461)	-0.4%
Foreign currency impact	3,581	3.5%

Total Revenue, September 30, 2007	$130,605

Waste Services, Inc.
Internal Revenue Growth
For The Nine Months Ended September 30, 2007
(in thousands)

Total Revenue, September 30, 2006	$291,703
Impact on revenue from changes in:
Price	14,706	5.0%
Volume	240	0.1%
Acquisition / Disposition	51,734	17.7%
Gain / Loss of Contracts	(4,558)	-1.6%
Other	514	0.2%
Foreign currency impact	3,819	1.3%

Total Revenue, September 30, 2007	$358,158

COUNTRY DATA
(In thousands)

	Three Months Ended September 30, 2007
	US		Canada		Total
Revenue	$70,616	100.0%	$59,989	100.0%	$130,605	100.0%
Operating expenses:
Cost of operations	45,701	64.7%	39,645	66.1%	85,346	65.3%
Selling, general and administrative expense	7,720	10.9%	6,872	11.5%	14,592	11.2%
Severance and related costs	3,995	5.7%	—	0.0%	3,995	3.1%
Depreciation, depletion and amortization	11,004	15.6%	5,139	8.6%	16,143	12.4%
Foreign exchange gain and other	672	0.9%	(34)	-0.1%	638	0.4%

Income from continuing operations	$1,524	2.2%	$8,367	13.9%	$9,891	7.6%

	Three Months Ended September 30, 2006
	US		Canada		Total
Revenue	$51,910	100.0%	$51,829	100.0%	$103,739	100.0%
Operating expenses:
Cost of operations	35,122	67.6%	35,190	67.9%	70,312	67.8%
Selling, general and administrative expense	9,088	17.5%	5,665	10.9%	14,753	14.2%
Depreciation, depletion and amortization	6,103	11.8%	4,499	8.7%	10,602	10.2%
Foreign exchange (gain) loss and other	(62)	-0.1%	(30)	-0.1%	(92)	-0.1%

Income from continuing operations	$1,659	3.2%	$6,505	12.6%	$8,164	7.9%

WASTE SERVICES, INC.
COUNTRY DATA- (Continued)
(In thousands)

	Nine Months Ended September 30, 2007
	US		Canada		Total
Revenue	$197,510	100.0%	$160,648	100.0%	$358,158	100.0%
Operating expenses:
Cost of operations	128,404	65.0%	107,074	66.7%	235,478	65.7%
Selling, general and administrative expense	24,680	12.5%	19,804	12.3%	44,484	12.4%
Severance and related costs	3,995	2.0%	—	0.0%	3,995	1.1%
Depreciation, depletion and amortization	29,158	14.8%	14,076	8.8%	43,234	12.1%
Foreign exchange gain and other	338	0.2%	(287)	-0.2%	51	0.1%

Income from continuing operations	$10,935	5.5%	$19,981	12.4%	$30,916	8.6%

	Nine Months Ended September 30, 2006
	US		Canada		Total
Revenue	$152,940	100.0%	$138,763	100.0%	$291,703	100.0%
Operating expenses:
Cost of operations	106,196	69.4%	95,177	68.6%	201,373	69.0%
Selling, general and administrative expense	26,616	17.4%	17,467	12.6%	44,083	15.1%
Deferred acquisition costs	439	0.3%	5,173	3.7%	5,612	1.9%
Depreciation, depletion and amortization	16,976	11.1%	12,718	9.2%	29,694	10.2%
Foreign exchange (gain) loss and other	28	0.0%	1,996	1.4%	2,024	0.7%

Income (loss) from continuing operations	$2,685	1.8%	$6,232	4.5%	$8,917	3.1%